Exhibit 99.2

Dentons Rodyk & Davidson LLP

80 Raffles Place

#33-00 UOB Plaza 1

Singapore 48624

G +65 6225 2626

F +65 6225 1838

dentons.rodyk.com

Our ref: KOEB/TYJ/44773.2

Your ref:

BY EMAIL ONLY

PRIVATE AND CONFIDENTIAL

22 December 2023

Finebuild Systems Pte. Ltd.

74 Tagore Lane

#02-00

Sindo Industrial Estate

Singapore 787498

Attention: Mr Ang Poh Guan

Dear Sirs

PROPOSED INITIAL PUBLIC OFFERING BY WAY OF REGISTRATION OF ORDINARY SHARES IN THE CAPITAL OF FBS GLOBAL LIMITED (THE “ISSUER”) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”) UNDER THE UNITED STATES SECURITIES ACT OF 1933 (AS AMENDED) (THE “OFFERING”) AND PROPOSED LISTING ON THE NASDAQ CAPITAL MARKET (THE “PROPOSED LISTING”)

1.	We act as legal advisers to Finebuild Systems Pte. Ltd. (the “Company”) on Singapore law, and we have taken instructions solely from the Company.

2.	We refer to the Form F-1 registration statement to be dated 22 December 2023 (“Registration Statement”). A copy of the Registration Statement is attached in Annex A to this legal opinion (“Opinion”).

3.	We have been requested by the Company to provide this Opinion further to our review of the Reviewed Documents (as defined below) in connection with the Offering and Proposed Listing. In rendering this Opinion, we have examined:

(a)	the Relevant Statements (as defined below) in the Registration Statement, only to the extent necessary for the Review (as defined below); and

(b)	such other documents as we have considered necessary or desirable to examine in order that we may render this Opinion.

(collectively, the “Reviewed Documents”).

4.	Other than the Reviewed Documents which we have reviewed for the purpose of this Opinion, we have not reviewed any other document or carried out any other enquiries or investigation for the purposes of rendering this Opinion. Our opinion herein is subject to the assumptions and qualifications set out herein (including at paragraph 11), and to there not being anything contained in any document not reviewed by us or any information not disclosed to us that may, if so reviewed by or disclosed to us, require us to vary or amend this Opinion or make any further inquiry or investigation which would, in our judgment, be necessary or appropriate, for the purposes of expressing the opinions set forth.

Zaanouni Law Firm & Associates > LuatViet > Fernanda Lopes & Associados > Guevara & Gutierrez > Paz Horowitz Abogados > Sirote > Adepetun Caxton-Martins Agbor & Segun > Davis Brown > East African Law Chambers > For more information on the firms that have come together to form Dentons, go to dentons.com/legacyfirms

Dentons Rodyk & Davidson LLP is a limited liability partnership registered in Singapore with Registration No. T07LL0439G, and a member of Dentons global legal practice. Please see dentons.com for Legal Notices.

Finebuild Systems Pte Ltd	dentons.rodyk.com
22-12-2023

5.	Unless otherwise defined herein, the capitalised terms used herein shall have the meanings assigned to those terms in the Registration Statement.

Scope of Opinion

6.	This Opinion deals with our involvement in the review of the statements included in the Registration Statement under the captions “Enforcement of Civil Liabilities” and “Regulatory Environment” in so far as such statements constitute summaries of Singapore legal matters referred to therein (the “Relevant Statements”). Accordingly, this Opinion addresses exclusively the Relevant Statements and we express no view with respect to any other statements made in the Registration Statement and we express no view with respect to any other versions of the Registration Statement and do not in any way advise you of any matters that may occur after 19 December 2023 which would render the views expressed herein no longer applicable . This Opinion is given on the basis that there will be no amendment to or termination or replacement of the Reviewed Documents, or the Registration Statement or any offering documents issued in connection with the Offering and Proposed Listing.

7.	This Opinion relates only to the laws of general application in Singapore as at 19 December 2023 in relation to the Relevant Statements, and is given on the basis that it will be governed by and construed in accordance with Singapore laws. We have made no investigation of, and do not express or imply any views on, the laws of any country other than Singapore. In respect of the Reviewed Documents, we have assumed due compliance with all matters concerning the laws of all other relevant jurisdictions (other than Singapore). In particular:

(a)	we express no opinion (i) on public international law or on the rules of or promulgated under any treaty or by any treaty organisation, or on any taxation laws of any jurisdiction (including Singapore); (ii) that the future or continued performance of a party’s obligations or the consummation of the transactions contemplated by the Reviewed Documents and/or the Offering and Proposed Listing will not contravene Singapore laws, its application or interpretation if altered in the future; and (iii) with regard to the effect of any systems of law (other than Singapore laws) even in cases where, under Singapore laws, any foreign law should be applied, and we therefore assume that any applicable law (other than Singapore laws) would not affect or qualify the opinions as set out in this Opinion;

(b)	legal concepts are expressed in the English language; however, the concepts concerned may not be identical to the concepts described by the same English language terms as they exist in the laws of other jurisdictions. This Opinion may, therefore, only be relied upon on the express condition that any issues of the interpretation or liability arising hereunder will be governed by Singapore laws; and

(c)	References to “paragraph”, “sub-paragraph”, and “Annex” are to the paragraphs, sub- paragraphs of and annex to this Opinion.

Work Undertaken

8.	For the purpose of issuing this Opinion, we have, as part of the work required of us as legal advisers to the Company on Singapore law:

(a)	reviewed, edited and confirmed the Relevant Statements solely for accuracy and subject to the written terms of our engagement by the Company; and

(b)	participated in discussions through electronic correspondence with:

(i)	representatives of the Company; and

(ii)	TroyGould PC, as legal advisers to the Issuer on U.S. law.

Finebuild Systems Pte Ltd	dentons.rodyk.com
22-12-2023

9.	For the avoidance of doubt, we have not, as instructed by the Company, reviewed, edited nor confirmed the sufficiency of coverage of the statements made in the Relevant Statements, notwithstanding that such statements are summaries of Singapore legal matters. Accordingly, we cannot and do not assume responsibility for the sufficiency of coverage of the statements made in the Relevant Statements.

Opinion on Relevant Statements

10.	Based upon the foregoing and subject to the assumptions and qualifications set out herein, we are of the opinion that the Relevant Statements, in so far as such statements constitute summaries of Singapore legal matters referred to therein, fairly summarise the matters described therein.

Assumptions and Qualifications

11.	The opinion that we have expressed in this Opinion is subject to the following assumptions and qualifications (in addition to any other assumptions and qualifications set out elsewhere in this Opinion):

(a)	Our opinion is made in connection with the Registration Statement and remains accurate as at 19 December 2023.

(b)	We express no opinion on, and this Opinion does not cover:

(i)	the sufficiency of coverage of the statements made in the Relevant Statements;

(ii)	any information other than the statements referred to in the Relevant Statements, including but not limited to:

(A)	any financial statements (if any), financial, statistical, accounting, taxation or auditing information or data (including, without limitation, any derivatives, extracts, summaries, discussions or analysis relating thereto) included in or omitted from the Registration Statement; and

(B)	any information or matter relating to any law other than that of Singapore and compliance therewith in the Registration Statement.

(c)	We are not responsible for any such reports, financial statements and forecasts and other financial, statistical, accounting, taxation or auditing information data (including, without limitation, any derivatives, extracts, summaries, discussions or analysis relating thereto) contained in the Registration Statement (or which is required to be contained in the Registration Statement).

(d)	We hold ourselves out as having legal expertise in relation to Singapore law and our statements are given only to the extent and with our area of expertise that a Singapore law firm, having our role as legal advisers to the Company as to Singapore law in connection with the Offering and Proposed Listing, could reasonably be expected to have become aware of relevant facts and/or to have identified the implications of those facts.

(e)	Our statements on Singapore legal matters discussed in this Opinion have been made on the basis of our interpretation of the relevant provisions and current practice; and accordingly, where we provide a statement in this Opinion, we are expressing our view but this does not guarantee that a court would necessarily come to the same view.

(f)	We have made no investigation of, and we do not express or imply any opinion or views on, the laws of any country or jurisdiction other than the Republic of Singapore or on any non-legal regulation or standard such as but not limited to accounting, financial or technical rules or standards.

Finebuild Systems Pte Ltd	dentons.rodyk.com
22-12-2023

(g)	In relation to the work carried out by all third parties involved in the preparation of the Registration Statement, we have assumed and have relied on them having carried out their duties dutifully and properly, and do not take responsibility for their work.

(h)	Any professional advisers (other than ourselves) and experts that have been appointed by the Company in connection with the Offering and Proposed Listing and named as experts in the Registration Statement have carried out their respective duties properly and diligently.

(i)	We have assumed that there were no documents or materials, other than those which were disclosed to us, which relate to the items that we examined which would affect or have any implication on this Opinion.

(j)	We have assumed that there was no information in the Registration Statement contained outside of the Relevant Statements, which would affect the statements made in the Relevant Statements and which would require our review.

(k)	We have assumed all representations, statements, and information given to or obtained by us are accurate, complete and up to date, and that such information has not been materially altered since they were given to or obtained by us.

(l)	If any person for whose benefit our statements in this Opinion are given is actually aware of or believes there to be a false or misleading statement in the Relevant Statements or an omission from the Relevant Statements of information required to be disclosed by any applicable laws and regulations, that person may not rely on our statements in relation to that statement or omission.

(m)	Our statements are strictly limited to the matters stated in this Opinion and do not apply by implication to other matters. In particular, our statements do not relate to any additional documents entered into or provided after the date of this Opinion, or statements concerning the Registration Statement, the Company or the Offering and Proposed Listing that may be made by any person (save as provided herein) or any other conduct that any person may engage in concerning the Registration Statement.

(n)	We have assumed no obligation to update this Opinion or to inform any person of any changes of law or any other matters coming to our knowledge and occurring after the date hereof which may affect this Opinion in any respect.

(o)	This Opinion is limited to the laws of the Republic of Singapore as applied by the courts of the Republic of Singapore as at the date of this Opinion (subject to the assumption set out at sub-paragraph (e) above).

(p)	We neither give nor imply any opinion as to any tax consequences of any transactions contemplated in the Reviewed Documents and/or in connection with the Offering and Proposed Listing.

(q)	Except as may be expressly described herein, we have not undertaken any independent investigation to determine the existence or absence of any facts and no inference as to our knowledge of the existence or absence of such facts that should be drawn from our serving as counsel in giving this Opinion.

(r)	We have not since 19 December 2023, up to the date of this Opinion, carried out any other enquiries, review of documents, searches or participated in any other verification exercises whatsoever in relation to any of the matters set out in this Opinion.

Finebuild Systems Pte Ltd	dentons.rodyk.com
22-12-2023

Benefit of Opinion

12.	We are furnishing this Opinion to you for your benefit solely in connection with the Offering and Proposed Listing. It is not to be used, circulated, quoted or otherwise disclosed to any person other than your legal advisors and/or the SEC (if the SEC should so request) or for any other purpose without our prior written consent unless you are required to do so by any law, regulation or any governmental or competent regulatory authority or to produce a copy in court or arbitration proceedings relating to the Offering and Proposed Listing and save that a copy of this Opinion may be included in a closing set of documents or transaction bible if prepared in connection with the Offering and Proposed Listing.

We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the references to our firm under the sections “Enforcement of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 78 of the Securities Act or the Rules or Regulations of the Commissions promulgated thereunder.

Yours faithfully

Oh Eng Bin Kenneth / Teo Yi Jing

Senior Partner / Partner

Dentons Rodyk & Davidson LLP

Finebuild Systems Pte Ltd	dentons.rodyk.com
22-12-2023

ANNEX A

Registration Statement